UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2022

McAfee Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-39651	84-2467341
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6220 America Center Drive, San Jose, CA 95002
(Address of principal executive offices)

Registrant’s telephone number: (866) 622-3911

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	MCFE	The NASDAQ Stock Market LLC

Securities registered pursuant to section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

As previously disclosed, on November 5, 2021, McAfee Corp. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Condor BidCo, Inc., a Delaware corporation (“Parent”), and Condor Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary will merge with and into the Company whereupon the separate corporate existence of Merger Subsidiary will cease and the Company will be the surviving corporation in the Merger and will continue as a wholly owned subsidiary of Parent (the “Merger”).

In connection with discussions with prospective lenders for the purposes of financing the Merger, the Company expects to disclose preliminary estimates of unaudited selected financial results and key operating metrics for the three months and year ended December 25, 2021 as set forth below. Our unaudited consolidated financial statements for the three months and year ended December 25, 2021 are not yet available. We have provided ranges, rather than specific amounts, for the preliminary estimates of the financial information described below primarily because our financial closing procedures for the three months and year ended December 25, 2021 are not yet complete. Such preliminary estimated ranges reflect management’s current views and may change as a result of our financial closing procedures, final adjustments, management’s review of results, and other developments that may arise between now and the time the financial results are finalized, and are subject to the finalization of financial and accounting review procedures (which have yet to be performed) and should not be viewed as a substitute for our full year audited financial statements prepared in accordance with GAAP. We caution you that such preliminary estimates are forward looking statements and are not guarantees of future performance or outcomes and that actual results may differ materially from the estimates described below. See “Cautionary Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of our financial results presented below and the actual financial results and other information we will report for the three months and year ended December 25, 2021. These estimates are not necessarily indicative of the results to be achieved for any future period.

(in millions except for percentages, unaudited)	Three months ended December 25, 2021		Year ended December 25, 2021
	Low	High	Low	High
Cash and cash equivalents	$816	$816	$816	$816
Deferred revenue	$1,073	$1,077	$1,073	$1,077
Net revenue	$510	$520	$1,910	$1,920
Year-on-year growth	20%	22%	23%	23%
Operating income	$131	$141	$539	$549
Adjusted EBITDA	$236	$246	$889	$899
Year-on-year growth	39%	45%	36%	37%
Pro forma adjusted EBITDA(1)	$256	$267	$972	$983

(1)

We define pro forma adjusted EBITDA as adjusted EBITDA further adjusted for pro forma stranded costs (Enterprise divestiture). Pro forma adjusted EBITDA has not been prepared in accordance with Article 11 of Regulation S-X.

The following table provides reconciliations of our preliminary estimates of adjusted EBITDA and pro forma adjusted EBITDA to our preliminary estimates of operating income for the three months and year ended December 25, 2021.

(in millions, unaudited)	Three months ended December 25, 2021		Year ended December 25, 2021
	Low	High	Low	High
Operating income	$131	$141	$539	$549
Add: Amortization	36	36	170	170
Add: Equity-based compensation	21	21	71	71
Add: Acquisition and integration costs(1)	—	—	1	1
Add: Restructuring and transition charges(2)	35	35	70	70

Add: Transformation(3)	6	6	12	12
Add: Executive severance(4)	—	—	1	1
Add: Other income (expense), net(5)	2	2	2	2
Add: Depreciation	5	5	23	23

Adjusted EBITDA	236	246	889	899
Add: Pro forma stranded costs (Enterprise divestiture)(6)	20	21	83	84

Pro forma adjusted EBITDA	$256	$267	$972	$983

(1)

Represents both direct and incremental costs in connection with business acquisitions, including acquisition consideration structured as cash retention, third party professional fees, and other integration costs.

(2)

Represents both direct and incremental costs associated with costs to execute strategic restructuring events, including third-party professional fees and services, severance, and facility restructuring costs. Also inclusive of transition charges including legal, advisory, consulting and other costs directly incurred due to the divestiture of the Enterprise Business, including incremental costs associated with data disentanglement and acceleration of data migration to the cloud, that were incurred subsequent to the sale in support of the transition services agreement.

(3)	Represents costs incurred for our public offerings along with other transformational initiatives including data center and facilities rationalization.
(4)	Represents severance for executive terminations not associated with a strategic restructuring event.
(5)	Represents other income or expense not associated with our core operations and it is recorded within Other income (expense), net, on the condensed consolidated statements of operations.
(6)

Pro forma stranded costs (Enterprise divestiture) includes general corporate overhead, public company expenses, and other shared or dis-synergy costs previously allocated to our Enterprise business. This pro forma adjustment represents the estimated impact of removing certain costs primarily as a result of the divestiture of our Enterprise business in 2021. We plan to optimize stranded costs during fiscal 2022. Realization of such stranded costs is subject to significant uncertainties and there can be no assurance that such stranded costs will be realized.

Key Operating Metrics

The following table sets forth management’s preliminary estimates of certain key operating metrics for the three months and year ended December 25, 2021.

	Three months ended December 25, 2021		Year ended December 25, 2021
Core Direct to Consumer Subscribers (millions)	20.7	(1)	20.7
TTM Dollar Based Retention – Core Direct to Consumer Subscribers	99.9%		99.9%
Monthly ARPC	$6.01		$6.02

(1)	Represents quarterly growth of approximately 670,000 Core Direct to Consumer Subscribers.

Item 7.01	Regulation FD Disclosure.

Excerpts from a lender presentation to be used in discussions with prospective lenders are included in Exhibit 99.1 to this Current Report on Form 8-K and are being furnished in accordance with Regulation FD of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information contained in the attached excerpts should not be relied on for any other purpose and is summary information that is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements. The Company undertakes no duty or obligation to publicly update or revise this information, although it may do so from time to time.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Excerpts from lender presentation of McAfee Corp., dated January 24, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Such forward-looking statements include McAfee’s preliminary estimates of unaudited selected financial results for the three months and year ended December 25, 2021 and statements relating to McAfee’s strategy, goals, future focus areas, the value of, timing and prospects of the proposed Merger. These forward-looking statements are based on McAfee management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including: (a) risks related to the satisfaction of the conditions to Closing (including the failure to obtain necessary regulatory approvals and the requisite approval of the stockholders) in the anticipated timeframe or at all; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (c) risks related to disruption of management’s attention from McAfee’s ongoing business operations due to the Merger; (d) disruption from the Merger making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with McAfee’s customers, vendors and others with whom it does business; (e) significant transaction costs; (f) the risk of litigation and/or regulatory actions related to the Merger; (g) the possibility that general economic conditions, and conditions and uncertainty caused by the COVID-19 pandemic, could cause information technology spending to be reduced or purchasing decisions to be delayed; (h) an increase in insurance claims; (i) an increase in customer cancellations; (j) the inability to increase sales to existing customers and to attract new customers; (k) McAfee’s failure to integrate future acquired businesses successfully or to achieve expected synergies; (l) the timing and success of new product introductions by McAfee or its competitors; (m) changes in McAfee’s pricing policies or those of its competitors; (n) developments with respect to legal or regulatory proceedings; (o) the inability to achieve revenue growth or to enable margin expansion; (p) changes in McAfee’s estimates with respect to its long-term corporate tax rate; (q) the Parent’s inability to finance the Merger; (r) the completion of financial closing procedures for McAfee’s three months and year ended December 25, 2021 and (s) such other risks and uncertainties described more fully in documents filed with or furnished to the SEC by McAfee, including under the heading “Risk Factors” in McAfee’s Annual Report on Form 10-K previously filed with the SEC on March 1, 2021 and under Item 1A “Risk Factors” in its Quarterly Report on Form 10-Q previously filed with the SEC on November 9, 2021. All information provided in this Current Report on Form 8-K is as of the date hereof and McAfee undertakes no duty to update this information except as required by law.

Additional Information and Where to Find It

In connection with the Merger, McAfee filed with the SEC a definitive Proxy Statement of McAfee (the “Proxy Statement”). McAfee mailed its stockholders a Proxy Statement in connection with the Merger. MCAFEE URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MCAFEE, THE SPONSORS, THE MERGER AND RELATED MATTERS. You may obtain a free copy of the Proxy Statement and other related documents filed by McAfee with the SEC at the website maintained by the SEC at www.sec.gov. You also may obtain a free copy of the Proxy Statement and other documents filed by McAfee with the SEC by accessing the Investor Relations section of McAfee’s website at https://ir.mcafee.com/.

Participants in the Solicitation

McAfee and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from McAfee’s stockholders in connection with the Merger. Information regarding the

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persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of McAfee in connection with the Merger, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about McAfee’s directors and executive officers in McAfee’s proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2021 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and McAfee’s website at www.mcafee.com.

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2022

McAfee Corp.

By: /s/ Venkat Bhamidipati
Name:	Venkat Bhamidipati
Title:	Executive Vice President and Chief Financial Officer

Exhibit 99.1

Strong, Diversified Omni-channel Business Model

87% of total bookings is subscription. Renewals account for **63%** of total bookings


NEW DTC (9%)
DIRECT RENEWALS (63%)
INDIRECT (28%)
McAfee.com Direct
OEM Pre-Trial Conversion
Other Direct
Represents <5% of Total Bookings
DTC Renewals
Retail / eCommerce
Partner-Led bookings balanced across Retail / eCommerce and MISP
MISP
Search
SUBSCRIPTION (87%)
NON-SUBS. (13%)

Note: Represents LTM Q3'21 bookings; DTC = Direct to Consumer; MISP = Mobile / ISP partners

McAfee 28

Business Model and Channel Overview

	Channel	Description	Drivers	Growth[1]	% Bookings
DIRECT	**1 NEW DIRECT TO CONSUMER**				
	McAfee.com	Offered on McAfee.com	• Site visits • Conversion rate	25%	9%
	OEM	Converted after 30-day trial on PCs pre-installed with McAfee	• OEM PC shipments • Conversion rate		
	2 DIRECT RENEWALS				
	DTC Renewals	DTC renewals from McAfee.com, OEM pre-installs & Channel DTC conversions	• Dollar revenue retention • Average revenue per user • Unit retention	19%	63%
	Retail / eCommerce to Direct Conversions	Highly qualified subscribers that convert at a compelling rate	• Conversion rate		
INDIRECT	**3 INDIRECT**				
	New Retail / eCommerce	Offered through retailers & eCommerce, owns customer upon renewal	• PC shipments • Partner-led to DTC conversion rate	29%	28%
	Network Providers	Attach offerings through global mobile & broadband network operators	• Bookings by mobile provider • Growth in mobile devices • Attach rates with MISP user bases		
	Search	Driving search to search engine providers via Secure Search product	• Web advisor active users • Secure search on users		

Note: Business breakdown and growth presented through LTM Q3'21 bookings; new DTC also includes Other
[1] LTM Q3'21 YoY growth shown over LTM Q3'20;

McAfee

30

Non-GAAP Financial Measures Reconciliation

	Fiscal Year Ended		Nine Months Ended		LTM
(in millions except percentages)	28-Dec-19	26-Dec-20	26-Sep-20	25-Sep-21	25-Sep-21
Net income (loss)	(236)	(289)	31	2,592	2,272
Less: (Income) loss from discontinued operations, net of taxes	41	71	(75)	(2,467)	(2,321)
Net income (loss) from continued operations	**($195)**	**($218)**	**($44)**	**$125**	**($49)**
Add: Amortization	253	251	188	134	197
Add: Equity-based compensation	5	113	21	50	142
Add: Cash in lieu of equity awards [1]	3	1	1	--	--
Add: Acquisition and integration costs [2]	8	8	5	1	4
Add: Restructuring and transition charges [3]	6	2	1	35	36
Add: Management fees [4]	11	28	6	--	22
Add: Transformation [5]	23	20	16	6	10
Add: Executive severance [6]	--	3	3	1	1
Add: Interest expense and other, net	296	307	222	170	255
Add: Provision for income tax expense (benefit)	38	5	--	(159)	(154)
Add: Foreign exchange loss (gain), net [7]	(21)	104	49	(29)	26
Add: TRA adjustment [8]	--	--	--	306	306
Less: Income from TSA [9]	--	--	--	(7)	(7)
Other (income) expense, net [10]	--	--	--	2	2
Adjusted operating income	427	624	468	635	791
Add: Depreciation	29	28	17	18	29
Less: Other expense	(1)	(1)	(1)	--	--
Adjusted EBITDA	**$455**	**$651**	**$484**	**$653**	**$820**
Add: Change in deferred revenue	89	126	84	141	183
Adjusted Cash EBITDA	**$544**	**$777**	**$568**	**$794**	**$1,003**
Net revenue	$1,303	$1,558	$1,132	$1,400	$1,826
Adjusted operating income margin	33%	40%	41%	45%	43%
Adjusted EBITDA margin	35%	42%	43%	47%	45%
Adjusted Cash EBITDA margin	42%	50%	50%	57%	55%

Note: In Q3 2021, we executed amendments to the definitive agreements for the Enterprise Divestiture which modified certain provisions for assets and liabilities to be transferred in connection with the sale. Accordingly, the nine months ended September 25, 2021 and September 26, 2020 results were recast in the Q3 2021 Form 10-Q and are reflected throughout this presentation. Our Income (loss) from continuing operations and adjusted EBITDA for the fiscal year ended December 26, 2020 will be recast to $(210) million and $654 million, respectively, and our Income (loss) from continuing operations and adjusted EBITDA for the fiscal year ended December 28, 2019 will be recast to $(189) million and $460 million, respectively, in our 2021 Form 10-K.

McAfee 47

Notes to Non-GAAP Financial Measures Reconciliation (1) As a result of the Sponsor Acquisition, cash awards were provided to certain employees who held Intel equity awards in lieu of equity in FTW. (2) Represents both direct and incremental costs in connection with business acquisitions, including acquisition consideration structured as cash retention, third party professional fees, and other integration costs. (3) Represents both direct and incremental costs associated with our separation from Intel as well as subsequent costs incurred to realign toward our core business and realign staffing. It includes implementing our stand alone back office and costs to execute strategic restructuring events, including third-party professional fees and services, transition services provided by Intel, severance, and facility restructuring costs. Also inclusive of transition charges including legal, advisory, consulting and other costs directly incurred due to the divestiture of the Enterprise Business, including incremental costs associated with data disentanglement and acceleration of data migration to the cloud, that were incurred subsequent to the sale in support of the transition services agreement. (4) Represents management fees paid to certain affiliates of our Sponsors and Intel pursuant to the Management Services Agreement. The Management Services Agreement has been terminated subsequent to the IPO and we paid a one-time fee of $22 million to such parties in October 2020. (5) Represents costs incurred in connection with transformation of the business post-Intel separation. Also includes the cost of workforce restructurings involving both eliminations of positions and relocations to lower cost locations in connection with our transformational initiatives, strategic initiatives to improve customer retention, activation to pay and cost synergies, inclusive of duplicative run rate costs related to facilities and data center rationalization, and other one-time costs. (6) Represents severance for executive terminations not associated with a strategic restructuring event. (7) Represents foreign exchange gain (loss), net as shown on in our audited consolidated statement of operations and condensed consolidated statements of operations. This amount is attributable to gains or losses on non-U.S. Dollar denominated balances and is primarily due to unrealized gains or losses associated with our 1st Lien Euro Term Loan. (8) Represents the impact on net income of adjustments to liabilities under our tax receivable agreement. (9) Represents income earned under the Transition Services Agreement signed in connection with the divestiture of our Enterprise Business. (10) Represents other income or expense not associated with our core operations and it is recorded within Other income (expense), net, on the condensed consolidated statements of operations. 48

LTM PF Financeable EBITDA Reconciliation

PF FINANCEABLE EBITDA SUMMARY

$M		LTM Q3-21
Adjusted EBITDA		**$820**
Pro forma adjustments		
Change in deferred revenue – current	1	167
Change in deferred costs – current	1	(40)
Pro forma pricing uplift	2	127
Cost savings and other adjustments	3	82
Total pro forma adjustments		**335**
Pro forma financeable EBITDA		**$1,155**

ADJUSTMENT DETAIL

1. **Change in current deferred revenue and deferred costs** – Shows EBITDA on a billings / cash basis by taking the changes in short term deferred revenue and short term deferred costs, which presents a more representative view of the operations / growth of the business by eliminating the lag in both revenue and costs from deferrals for accounting purposes

2. **Pro forma pricing uplift** – Reflects the next expected pricing uplift (given renewal pricing is at a premium to introductory pricing) from customers up for renewal in the next twelve months. The uplift was determined by applying historical pricing uplift rates to the expected renewal base (using average historical renewal rates) and reducing the amount by payment processing fees and known revenue shares

3. **Cost savings and other adjustments** – Represent savings primarily associated with eliminating PF stranded costs as a result of the divestment of the Enterprise business and providing TSAs to the Enterprise business, removing public company costs and other minor diligence adjustments.

Source: Global accounting firm

McAfee 49

Alternative LTM PF Financeable EBITDA Reconciliation

PF FINANCEABLE EBITDA SUMMARY

$M		LTM Q3-21
Adjusted EBITDA		**$820**
Change in short term deferred revenue	1	$167
Change in long term deferred revenue	1	$16
PF cash adjusted EBITDA		**$1,003**
PF stranded costs	2	$91
PF cash adjusted EBITDA (pre-stranded costs)		**$1,094**
Sponsor adjustments		
Change in long term deferred revenue		($16)
Change in short term deferred costs		($40)
Pro forma pricing uplift	3	$127
Sponsor adjustments to PF stranded costs and other diligence items		($10)
Total Sponsor adjustments		**$61**
Pro forma financeable EBITDA		**$1,155**

ADJUSTMENT DETAIL

1. **Change in short term and long term deferred revenue** – Shows EBITDA on a billings / cash basis by taking the changes in short term and long term deferred revenue, which presents a more representative view of the operations / growth of the business by eliminating the lag in revenue from deferrals for accounting purposes

2. **PF stranded costs** – Includes general corporate overhead and other shared or dis-synergy costs previously allocated to our Enterprise business. PF stranded costs also include total public company expenses. This pro forma adjustment represents the estimated impact of removing certain costs primarily as a result of the divestiture of our Enterprise business in 2021. We plan to optimize stranded costs during fiscal 2022

3. **Pro forma pricing uplift** – Reflects the next expected pricing uplift (given renewal pricing is at a premium to introductory pricing) from customers up for renewal in the next twelve months. The uplift was determined by applying historical pricing uplift rates to the expected renewal base (using average historical renewal rates) and reducing the amount by payment processing fees and known revenue shares

Source: Global accounting firm

McAfee 50

Pro Forma Cash Flow Reconciliation

	Fiscal Year Ended		Nine Months Ended		LTM
(in millions except percentages)	**28-Dec-19**	**26-Dec-20**	**26-Sep-20**	**25-Sep-21**	**25-Sep-21**
Adjusted EBITDA	**$455**	**$651**	**$484**	**$653**	**$820**
Add: PF adjustment (stranded costs)[1]	120	70	50	71	91
PF Adjusted EBITDA (pre-PF stranded costs)	**$575**	**$721**	**$534**	**$724**	**$911**
Add: Change in deferred revenue	89	126	84	141	183
PF Adjusted Cash EBITDA (pre-PF stranded costs)	**$664**	**$847**	**$618**	**$865**	**$1,094**
Source / (use) from select balance sheet accounts:					
Change in accounts receivable	(23)	(32)	1	(22)	(55)
Change in deferred costs	(13)	(36)	(22)	(55)	(69)
Less: PF adjusted capital expenditures	(26)	(23)	(13)	(15)	(25)
PF Cash Flow[1]	**$602**	**$756**	**$584**	**$773**	**$944**
% PF Cash Flow Conversion	105%	105%	109%	107%	104%

[1] Represents pro forma stranded costs. See Glossary for a definition of stranded costs

[2] The above table reconciles PF Cash Flow, a non-GAAP measure, to provide an indication of PF Cash Flows. However, investors are cautioned that this measure has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP or as a measure of the company's liquidity or actual cash flows. Some of the limitations of this measure are:

- It does not include certain working capital accounts that were historically co-mingled with the Enterprise Business, including, for example, accrued employee liabilities and accounts payable, because the periods presented were prior to the divestiture of the Enterprise Business and the allocation of the accounts between the Enterprise Business and Consumer Business cannot be reliably estimated;
- It includes Adjusted EBITDA, which is a non-GAAP measure;
- It does not reflect the cash payments to service interest, debt principal, or income taxes, and
- It is not calculated in a manner that is consistent with how we have historically calculated and reported Free Cash Flow, a non-GAAP liquidity measure, and other similarly titled measures are unlikely to be calculated in a similar manner, which limits its usefulness as a comparative measure.

McAfee 51

Select Balance Sheet Accounts Detail (in millions) Q4’18 Q4’19 Q3’20 Q4’20 Q1’21 Q2’21 Q3’21 Accounts receivable $47 $70 $69 $102 $76 $95 $124 Deferred costs, current 99 111 131 137 155 163 171 Deferred costs, long-term 8 9 11 19 31 38 40 Deferred revenue, current (629) (710) (786) (823) (915) (926) (953) Deferred revenue, long-term (59) (67) (75) (80) (92) (93) (91) 52